UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 23rd, 2015

CANNABICS PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-192759	20-3373669
(State of incorporation)	(Commission File Number)	(IRS Employer No.)

#3 Bethesda Metro Center

Suite 700

Bethesda, Md 20814

(Address of principal executive offices and Zip Code)

877 424-2429

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On January 23rd, 2015, the shareholders of the Corporation elected Shay Avraham Sarid to the join the Board of Directors. On the same date, Dr. Zohar Koren stepped down as Director and CEO of the Company. Director Itamar Borochov has now assumed the title of CEO.

Shay Avraham Sarid, 43, is a co-founder of Cannabics Inc., founded in 2012, and is the founder of Seach, one of the oldest and largest medical Cannabis farms in Israel. Seach is an official supplier of medical grade Cannabis to the Israeli Ministry of Health and specifically licensed to grow and distribute medical cannabis to authorized patients. Shay is the recent Chairman of the Israeli Medical Cannabis Growers Council.

Under Shay’s direction Seach has set the industry standard for genetic bio-engineering, winning coveted partnerships with such companies as Hlavin, Kanaboseed (Partnership with BreedIt (BRDT), Tecto, Canabolabs, CannaXLRT, Cannabogene, Livni Hydrophonics, Eybna and other international leaders in the medical cannabis field.

Related Party - Sarid is a shareholder and Board Member of Cannabics Inc., a Delaware corporation and majority shareholder of the Company. Further the Company has a previously existing exclusive contract with Seach for its supply of medical grade cannabinoid extracts within the state of Israel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01 FINANCIAL STATEMENTS & EXHIBITS

(d) Exhibits

99.01	Shareholder’s Resolution
99.02	Resignation from the Board of Dr. Zohar Koren

Date: January 23rd, 2015

Cannabics Pharmaceuticals Inc.

By: /s/ Itamar Borochov
Itamar Borochov, Director, CEO